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                                                                Exhibit 10.16

                                                                       1/4/00

                                      LEASE



                                 By and Between



                        1050 HINGHAM STREET REALTY TRUST
                                    Landlord



                                       and



                                 BIOSPHERE, INC.
                                     Tenant


                               1050 HINGHAM STREET
                             ROCKLAND, MASSACHUSETTS
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                                 REFERENCE DATA

As used in this Lease, the following terms shall have the respective meaning set forth below except when and to the extent reference is made to particular Sections of the Lease:

Date of Lease:         January 7, 2000

Landlord:              Thomas J. Teuten and John H. Spurr, Jr., Trustees of 1050
                       Hingham Street Realty Trust

Landlord's Address:    20 Winthrop Square, Boston, Massachusetts 02110-1229.

Tenant:                BioSphere, Inc., a Delaware corporation.

Tenant's Address:      111 Locke Drive, Marlboro, Massachusetts 01757

Property:              Landlord's land and improvements thereon known as 1050
                       Hingham Street, Rockland, Massachusetts 02370.

Building:              The three-story building located on the Property.

Leased Premises:       A portion of the first (1st) floor of the Building as
                       shown on Exhibit A.

Rentable Square
Footage of the Leased
Premises:              7,797 square feet to be certified by Landlord's
                       Architect.

Total Rentable
Square Footage of the
Building:              39,771 square feet.

Use of Leased
Premises:              Administrative offices for a medical device company and
                       ancillary uses related thereto including research and development and light manufacturing to the extent described in Exhibit D attached hereto and incorporated herein, provided that such research and development involve no hazardous materials, solid waste, noise or fumes beyond the Leased Premises or any impact on the Building, its operations or the operations of other tenants in the Building.

Lease Term:            Five (5) years.

Specified Commencement
Date:                  March 15, 2000.


      Landlord's Initials________                 Tenant's Initials_________


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Commencement Date:     The Specified Commencement Date or such other date as
                       determined in accordance with the terms of Section 3.

Base Rent:             Lease         Annual            Monthly
                       Year        Base Rent         Installment
                       -----       ---------         -----------
                       1 - 3       $155,940.00       $12,995.00
                       4 & 5       $161,787.75       $13,482.31

Lease Security:        An irrevocable letter of credit (the "Letter of Credit")
                       or cash Security Deposit of $140,000, to be reduced as scheduled below, subject to Section 4.

                       Lease Year           Amount
                       ----------           ------
                           1              $140,000
                           2               115,500
                           3                92,400
                           4                64,400
                           5                33,600

Base Operating Costs:  Operating costs for the calendar year 2000, grossed up to reflect 100% occupancy for a full calendar year.

Base Taxes:            Taxes for the fiscal year ended June 30, 1999.

Electricity:           $6,627.45 per year or $552.29 per month.

Tenant's Proportionate
Share:                 19.605%

Broker:                Meredith & Grew, Incorporated.

Insurance:             $1,000,000/$3,000,000 per occurrence public liability;
                       $1,000,000 per occurrence property damage.
                       Personal Property insurance for all risks to full insurable value of personalty in the Leased Premises.

Landlord's Initial
Construction:          Landlord shall provide a buildout subject to the
                       conditions of Schedule A and Tenant Construction
                       Contribution of up to $31,188 toward the cost of design and construction of Landlord's Initial Construction to the extent such cost exceeds $140,346.


      Landlord's Initials________                 Tenant's Initials_________


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                               TABLE OF CONTENTS
                               -----------------
                                                             Page
                                                             ----

            1.    Leased Premises.............................1

            2.    Use.........................................1

            3.    Lease Term..................................2

            4.    Base Rent, Security Deposit.................2

            5.    Operating Cost Escalation...................3

            6.    Tax Escalation..............................5

            7.    Building and Equipment......................7

            8.    Property of Tenant..........................8

            9.    Services....................................8

            10.   Removal of Goods and Tenant's Repairs.......9

            11.   Improvements, Alterations and Ownership.....9

            12.   Inspection.................................11

            13.   Casualty...................................11

            14.   Condemnation - Eminent Domain..............13

            15.   Indemnification............................14

            16.   Liability Insurance........................15

            17.   Damage to Property of Tenant...............15

            18.   Injury and Damage..........................15

            19.   Waiver of Subrogation......................15

            20.   Assignment, Mortgaging and Subletting......16

            21.   Signs and Drapes...........................18

            22.   Landlord's Insurance.......................18

            23.   Inflammables, Odors........................18

            24.   Default....................................18

            25.   Subordination..............................20

            26.   Holdover...................................21


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                               TABLE OF CONTENTS
                               -----------------
                                                             Page
                                                             ----

            27.   Notices....................................21

            28.   Rules and Regulations......................22

            29.   Quiet Enjoyment............................22

            30.   Disputes; Landlord's Reasonableness;
                  Arbitration................................22

            31.   Seisin.....................................22

            32.   Binding Agreement..........................22

            33.   Notice of Lease............................23

            34.   Landlord's Right to Cure...................23

            35.   Hazardous Materials........................23

            36.   First Offer for Basement Space.............23

            37.   General Provisions.........................24


                  Exhibit A1 - Lease Plan
                  Exhibit A2 - Site Plan
                  Exhibit B - Rules and Regulations
                  Exhibit C - Cleaning Specifications
                  Exhibit D - Clarification of Light Manufacturing Use

                  Schedule A - Landlord's Initial Construction
                  Schedule B - Building Standard


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This Lease is made and entered into as of the Date of Lease by and between
Landlord and Tenant (both defined in the Reference Data section) on the following terms and conditions which the Landlord and Tenant covenant and agree to keep and perform.

l. Leased Premises. In consideration of the rents and covenants herein stipulated to be paid and performed by Tenant and upon the terms and conditions herein specified, Landlord hereby leases to Tenant, and Tenant hereby hires and takes from Landlord, the Leased Premises (as defined in the Reference Data section) as indicated by outlining and diagonal marking on the plan labeled Exhibit A1 which is attached hereto and incorporated herein, excluding elevator shafts, stairs and other common elements of the Building, on the terms hereinafter stated, which Leased Premises are hereby agreed to contain the Rentable Square Footage of the Leased Premises (as defined in the Reference Data section). The Tenant shall have the right to use in common with others the elevators, stairs and entrances and exits of the Building and the grounds of the Property, including the walkways and parking areas as shown in Exhibit A2. At the present time there are approximately 250 parking spaces. Landlord shall maintain available for use of Tenants in the Building and their visitors, a minimum of four (4) parking spaces per 1,000 r.s.f. of total office and basement area (49,208 r.s.f.) except for reasonable interruption for repairs or improvements of the parking lot. Landlord reserves the right, on reasonable notice and at no additional capital cost to Tenant, to change the traffic patterns on the Property, including without limitation the access to and egress from the Property, if Landlord reasonably determines that such change will improve traffic conditions on the Property or adjacent roads.

2. Use. Tenant may use the Leased Premises only for the Use of Leased Premises (defined in the Reference Data section). Such use and occupation shall at all times be in compliance with the ordinances of the Town of Rockland, the laws of The Commonwealth of Massachusetts and the United States of America and any regulations under any thereof. Tenant shall not use, permit or suffer anything to be done in the Leased Premises or anything to be brought into or kept in the Leased Premises, in either case, which occasions undue hazard, discomfort or annoyance to any other tenants or occupants of the Building, or which in Landlord's reasonable judgment may tend to impair the reputation or appearance of the Building and tend to interfere with the proper and economic operation of the Building by Landlord. Tenant agrees that, except as set forth in the following sentence for "Kitchen Areas," it shall not use the Leased Premises or any part thereof, or permit the Leased Premises or any part thereof to be used, for the preparation or dispensing of food, whether by vending machines or otherwise. Notwithstanding the preceding sentence of this Section, but subject to the other terms and conditions of this Section and this Lease, Tenant may install at its own expense so-called hot-cold water fountains, coffee makers, beverage vending machines, microwave ovens, refrigerators and sinks ("Kitchen Areas") for the heating and consumption of food on the Leased Premises by Tenant's employees only, provided that no cooking, frying, etc. are carried on in the Leased Premises to such extent as creates odors of any kind beyond the Kitchen Areas or requires special exhaust venting, and provided further that the installation and operation of such Kitchen Areas shall not result in any increase in Landlord's insurance premiums or costs unless such increase is fully paid for, in advance, by Tenant. Tenant hereby acknowledges that the Building is not engineered to provide any such special venting.


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3. Lease Term. Subject to the terms, covenants, agreements and conditions contained herein, Tenant shall have and hold the Leased Premises for the Lease Term (defined in the Reference Data section), commencing on the Commencement Date and terminating on the last day of the month in which the date immediately preceding the applicable anniversary of the "Commencement Date" shall occur (the "Expiration Date"), unless sooner terminated pursuant to any of the terms and conditions of this Lease or pursuant to law. The "Commencement Date" shall be the later to occur of (i) the Specified Commencement Date (defined in the Reference Data section) or (ii) the date on which Landlord's Initial Construction (defined in Section 11(a)) is Substantially Complete (as defined in Schedule A), and in any event on the date on which Tenant occupies any portion of the Leased Premises for its business purposes, which shall not include entry for purposes of preparing the Leased Premises for occupancy. In the event Landlord fails to deliver the Leased Premises to Tenant with the Landlord's Initial Construction Substantially Completed on or prior to June 24, 2000 then Tenant may cancel this Lease, without further liability of Tenant to Landlord upon seven (7) days written notice from Tenant to Landlord; provided however, that if, within two (2) business days after receipt of such notice, Landlord provides evidence reasonably satisfactory to Tenant that the Leased Premises shall be available for occupancy in accordance with this Lease prior to July 15, 2000, then Tenant agrees to revoke such termination as long as the Leased Premises are so delivered.

After the beginning of the Lease Term, Landlord and Tenant shall, upon the request of either, execute a letter agreement or other acknowledgment specifying the dates on which the Lease Term begins and ends.

4. Base Rent; Security Deposit:

      (a) Tenant covenants to pay to Landlord during and through the Lease Term, inclusive, annual "Base Rent" equal to the amounts specified in the Reference Data section.

      Such annual rent is payable in equal monthly installments, in advance, on the first day of every calendar month during the Lease Term hereof, and a proportionate part of such monthly installment is payable for any fraction of a calendar month occurring at the beginning or end of the Lease Term (such annual rent is hereinafter called the "Base Rent"). Tenant will pay the Base Rent without notice, demand or deduction, except as specified above, to the Landlord at Landlord's Address (defined in the Reference Data section), or at such other place as is designated from time to time by notice from Landlord to Tenant.

      (b) Upon execution of this lease, Tenant shall pay to Landlord a security deposit, the "Security Deposit", (or in lieu thereof, a letter of credit as provided below) specified in the Reference Data section as "Lease Security", which shall be held as security for the Tenant's performance as herein provided and refunded to the Tenant at the end of this Lease, subject to Tenant's satisfactory compliance with the conditions hereof. The Security Deposit shall be kept in a separate interest bearing bank account subject to withdrawal by Landlord under the terms and conditions provided below. Provided Tenant is not in default hereunder, Landlord shall pay any interest accrued and posted to the account to Tenant on or before July 31 and December 31 of each calendar year during the Lease Term. Tenant shall be responsible for all taxes, fees, charges or other expenses associated with such account. At Tenant's option, on


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      one occasion during the Lease Term, Tenant may substitute for the Security
      Deposit a letter of credit (the "Letter of Credit"). Such Letter of Credit shall be irrevocable and issued by a banking institution and in a form reasonably acceptable to Landlord. If the Letter of Credit is issued for a term shorter than the remainder of the Lease Term, Tenant shall provide Landlord with a renewal Letter of Credit no later than thirty (30) days prior to the expiration of such Letter of Credit. If all or any part of the Lease Security shall be applied to any obligation of Tenant under the Lease, Tenant shall immediately upon request by Landlord restore the Lease Security to it's original amount. Provided Tenant has not been in default of any of the terms of this Lease prior to or at the time of any scheduled reduction, the amount of the Lease Security shall be reduced on the first day after the Lease Year specified to the amount specified in the Reference Data section. Tenant shall not have the right to call upon Landlord to apply all or any part of the Lease Security to cure any default or fulfill any obligation of Tenant, and such use shall be solely in the description of Landlord.

5. Operating Cost Escalation. As used in this Section 5, these words and terms shall have the following meanings:

      (a) "Operating Costs" shall mean all costs incurred and expenditures made by the Landlord in the operation and management of the Building and the Property, exclusive of financing expenses and real estate taxes, as determined in accordance with generally accepted accounting principles. Operating Costs include, without limitation, costs of janitorial service, heating, electricity and air-conditioning (except to the extent payable directly by Tenant as set forth in Section 9 below); maintenance and repairs to the Building (except for the obligations of Tenant within the Leased Premises) and the Building HVAC systems and equipment, supplies, maintenance of the parking areas and grounds, snow removal, management fees, wages, salaries, benefits, payroll taxes and unemployment compensation insurance for employees of Landlord, and all the costs for the cleaning, operation, maintenance or security of the Property; insurance relating to the Property; legal fees related to the management of tenants and operation of the Property (except for the negotiation of Leases and otherwise to the extent such legal fees are charged to individual tenants) payments other than Taxes (as hereinafter defined) to the Town of Rockland including, but not limited to, water and sewer charges; amortization of capital expenditures, including the cost of money connected therewith, which result in reduction of the increase or rate of increase in operating expenses; and all other expenses customarily incurred in connection with the operation of first class office buildings. Operating costs shall not include:

1)    cost of alterations of Tenant space;
2) depreciation, interest and principal payments on mortgages, and other debt costs; if any;
3) real estate broker's leasing and brokerage commissions or compensations and advertising and other marketing expenses;
4) costs of special services provided to some; but not substantially all of the tenants of the Building;
5)    rental under any ground or underlying lease or leases;
6) wages, salaries or other compensation paid to employees above the level of Building Manager;


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7)    any expenditures of which Landlord has been or will be reimbursed (other than pursuant to rent adjustment, escalation or general expense reimbursement in leases), including insurance and condemnation proceeds, services contracts and warranties;
8) the cost of correcting defects in the construction of the Building (latent or otherwise), provided that the foregoing shall not exclude the costs of normal repair, maintenance and replacement;
9) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; if any;
10) accounting fees to the extent not specifically related to the operation of the Building;
11) any fees and expenses paid to an agent, contractor or manager which is related to Landlord to the extent such fees or expenses are in excess of the customary market amounts which would be paid in the absence of such relationship;
12) expenses for repairs or the work occasioned by condemnation or by a casualty except amount below the deductible of any insurance policy carried by Landlord on the Building, provided such deductible does not exceed $10,000;
13) fines and penalties for violation of governmental laws, regulatory orders or conditions;
14) environmental compliance or remediation to the extent considered acceptable cost under GAAP;
15)   capital expenditures, except as specified above; and

16)   reserves for future capital expenditures.

      If the Building shall not have been fully occupied during any portion of a year for which Operating Costs are being computed, Operating Costs for such year or portion thereof shall be reasonably projected by Landlord to the estimated Operating Costs that would have been incurred if the Building had been fully occupied for such year, and such projected amount shall be deemed to be the Operating Costs for such year.

      (b) "Operating Escalation Statement" shall mean a statement in writing signed by Landlord, setting forth the amounts payable by Tenant for a specified computation year pursuant to this Section.

      (c) "Tenant's Proportionate Share" shall mean that percentage defined in the Reference Data section which is a fraction, the numerator of which is the Rentable Square Footage of the Leased Premises and the denominator of which is the Total Rentable Square footage of the Building (both as defined in the Reference Data section).

      Operating Costs Excess: If in any calendar year occurring during the Lease Term, the Operating Costs for such year exceed the Base Operating Costs (as defined in the Reference Data section), the Tenant shall pay to the Landlord as additional rent an amount (hereinafter called the "Operating Costs Excess") equal to the Tenant's Proportionate Share of any such excess. Beginning with the first installment of Base Rent, and continuing thereafter during the Lease Term, Tenant shall pay to Landlord on the first day of each calendar month one-twelfth (1/12) of the sum equal to Landlord's reasonable estimate of Operating Costs Excess for such calendar year, and such payments shall be credited to the Operating Costs Excess, if any, payable for the current calendar year. After the end of each calendar year, Landlord shall give


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      to Tenant the Operating Escalation Statement which shall show the actual
      Operating Costs Excess together with the total of estimated payments applied. Any balance due Landlord shall be payable by Tenant thirty (30) days following receipt by Tenant of the Operating Cost Escalation Statement, with any excess estimated payments credited by Landlord to Tenant against the Rent next due hereunder, provided that any excess credit shall be repaid to Tenant within ninety (90) days following the end of the calendar year in which occurs the expiration of the Lease Term, subject to set off against sums due from Tenant to Landlord.

      Part Years: If this Lease shall commence or terminate in the middle of a computation year, Tenant shall be liable for only that portion of the Operating Costs Excess in respect of such computation year represented by a fraction the numerator of which is the number of days of the Lease Term which falls within the computation year and the denominator of which is three hundred sixty-five (365).

      Data: Upon request made within thirty (30) days of receipt of any Operating Escalation Statement, Landlord shall promptly provide to Tenant reasonable data to permit Tenant to verify the Operating Costs contained therein, but Tenant may not dispute any such element of cost or expenses not objected to within thirty (30) days of receipt of such data. Any obligation of Tenant under this Section 5 which shall not have been paid at the expiration of the Lease Term shall survive such expiration and shall be paid when and as the amount of same shall be determined together with interest thereon at the Lease Interest Rate (defined in Section 24) from the date the Operating Cost Excess was first due to Landlord.

6. Tax Escalation: As used in this Section 6, these words and terms shall have the following meanings:

      (a) "Taxes" shall mean all real estate tax payments to the Town of Rockland or payments in lieu of thereof, all taxes, assessments and betterments levied, assessed or imposed by any governmental authority upon or against the Building and the Property or payments in lieu thereof, but excluding water and sewer charges. If, at any time during the Lease Term, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord with respect to the rent reserved hereunder, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property, or payments in lieu thereof, such tax or excise on rents shall be included in Taxes; however, Taxes shall not include franchise, estate, inheritance, succession, capital levy, transfer, income or excess profits taxes assessed on Landlord.

      (b) "Tax Escalation Statement" shall mean a statement in writing signed by Landlord, setting forth the amounts payable by Tenant for a specified computation year pursuant to this Section.

      Tax Excess: If in any real estate tax fiscal year occurring during the Lease Term, the Taxes for such year exceed the Base Taxes (as defined in the Reference Data section), the Tenant shall pay to the Landlord as additional rent an amount (hereinafter called the "Tax Excess") equal to the Tenant's Proportionate Share of any such excess. Beginning with the first installment of Base Rent, and continuing thereafter during the Lease Term, Tenant shall pay to Landlord


                                       5
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      on the first day of each calendar month one-twelfth (1/12) of the sum equal to Landlord's reasonable estimate of the Tax Excess for such fiscal year, and such payments shall be credited to the Tax Excess, if any, payable for the applicable fiscal year. Such estimated payments shall be timed so that Landlord has the amounts available on the due dates for tax bills in the Town of Rockland. During the fiscal year, Landlord shall give to Tenant Tax Escalation Statement(s) based upon tax bills received from time to time from the Town of Rockland, showing the Tax Excess together with the total of estimated payments applied. Any balance due Landlord shall be payable by Tenant thirty (30) days following receipt by Tenant of each Tax Escalation Statement. Any excess estimated payments shall be carried to the credit of Tenant until the issuance of the last such Tax Escalation Statement for each fiscal year and if the statement indicates an overpayment, it shall be credited by Landlord to Tenant against the Rent next due hereunder, provided that any excess credit shall be repaid to Tenant within thirty (30) days following the end of the fiscal year in which occurs the expiration of the Lease Term, subject to set off against sums due from Tenant to Landlord.

      Part Years: If this Lease shall commence or terminate in the middle of a computation year Tenant shall be liable for only that portion of the Tax Excess in respect of such computation year represented by a fraction the numerator of which is the number of days of the herein Lease Term which falls within the computation year and the denominator of which is three-hundred sixty-five (365).

      Refunds: If, after Tenant shall have made any payment of Tax Excess to Landlord pursuant to this Section, Landlord shall receive a refund of taxes paid during or with respect to any real estate tax fiscal year during the Lease Term hereof as a result of abatement of such Taxes by legal proceedings, settlement or otherwise (without either party having an obligation to undertake any such proceedings), Landlord shall pay or credit to Tenant, Tenant's Proportionate Share of the refund (less the proportional, pro rata expenses, including administrative costs, attorneys fees and appraisers fees, incurred in connection with obtaining any such refund), as relates to Taxes paid by Tenant to Landlord with respect to any such fiscal year for which a refund is obtained. Tenant shall have no right to seek or to control any abatement, dispute, or other proceedings with the Town of Rockland or any other governmental agency or entity in connection with the Property.

      Data: Landlord shall promptly provide to Tenant, upon request made within thirty (30) days of receipt of any Tax Escalation Statement, reasonable data to permit Tenant to verify the Taxes contained therein, but Tenant may not dispute any such element of cost or expenses not objected to within sixty (60) days of receipt of such Tax Escalation Statement. Any obligation under this Section of the Tenant which shall not have been paid at the expiration of the Lease Term shall survive such expiration and shall be paid when and as the amount of same shall be determined together with interest thereon at the Lease Interest Rate from the date the Tax Excess was first due to Landlord.

      The additional rent required to be paid by Tenant pursuant to this Section, together with the Base Rent and the additional rent required to be paid by Tenant pursuant to this Lease, is hereinafter collectively called the "Rent."


                                       6
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7. Building and Equipment: Unless any such damage or violation is caused by
Landlord or its employees or agents, Tenant shall maintain the Leased Premises and will make all changes and repairs required to keep the Leased Premises in good repair and condition and in compliance with all applicable laws, orders, rules or regulations of any governmental agency having jurisdiction including, without limitation, repairs to doors, locks, hardware, carpets, walls, ceilings, electrical and lighting fixtures, fixtures and glass in the Leased Premises. Tenant shall maintain Kitchen Areas and all similar areas in a clean and sanitary condition free of all vermin, wash any dishes and perform any cleaning necessary to maintain Kitchen Areas or any other areas in the Leased Premises in which beverages or foods may be prepared, dispensed or consumed. Tenant shall be responsible for any damage to the Leased Premises arising out of frozen sprinkler system pipes caused by Tenant's failure to keep windows in the Leased Premises closed during cold weather. Landlord shall keep in serviceable condition and repair the structure and exterior of the Building and the plumbing, electrical and service lines furnished by Landlord, unless any such need for repair shall be caused by the negligence or misconduct of Tenant or any party acting under Tenant. Landlord shall comply with applicable governmental rules, regulations, laws and ordinances affecting the Building, unless the violation is caused by Tenant or Tenant's use of the Leased Premises or Tenant's neglect in connection therewith. The Landlord shall keep the grounds, parking areas, walkways, common corridors, stairways, elevators and all other public portions of the Building and Property in serviceable repair and in a reasonably clean and safe condition, such repair and condition to be to the equivalent standard prevalent in other office buildings on the South Shore of similar age, location and condition. Tenant, at its own expense, shall supply all light bulbs and ballasts having energy efficient characteristics and otherwise reasonably acceptable to Landlord, tubes or similar devices for lighting the Leased Premises and Landlord may (but shall be under no obligation to do so) offer to supply such devices for a fee to be established by Landlord, in its sole discretion, and to be paid by Tenant to Landlord in addition to any other payments pursuant to the terms of this Lease. Landlord reserves the right to interrupt, curtail, stop and suspend the furnishing of any services and the operation of the plumbing, electrical, heating, ventilation and air-conditioning systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements which may become necessary in the reasonable judgment of Landlord or when Landlord cannot secure supplies or labor, or by reason of any other cause beyond its control, without liability or any abatement of rent being due thereby.

Notwithstanding the foregoing or any other provision of the Lease, however, Tenant shall not be responsible for compliance with any such laws, regulations, or the like requiring (i) structural repairs or modifications or (ii) repairs or modifications to the utility or building service equipment or (iii) installation of new building service equipment, such as fire detection or suppressions equipment, unless such repairs, modifications, or installations shall be due to Tenant's particular manner of use of the Leased Premises (as opposed to office use and research and development generally).

Notwithstanding the above, Landlord shall make reasonable, good faith efforts to avoid the interruption of any services which it is obligated to provide. Tenant shall be entitled to an abatement of Rent for interruption of services only to the extent covered by Landlord's interruption insurance. Tenant shall cooperate with Landlord by giving Landlord prompt written notice of the need for any repairs to equipment which Landlord is responsible for or of any interruption in Building services


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for which Landlord is responsible.

In the event of any emergency situation involving an actual risk to human life or public safety which would otherwise be the responsibility of Tenant, Landlord shall have the right, but shall not be required, to pay such sums or to do any act which is necessary to abate said emergency on a temporary basis. If, and in the event of, the exercise of such right Landlord incurs costs which are the responsibility of the Tenant under this Lease, Tenant shall promptly reimburse Landlord upon receipt of actual proof of the costs incurred.

8. Property of Tenant: Tenant shall not place a load upon any floor of the Leased Premises which exceeds the floor load per square foot of area which such floor was designed to carry or which is allowed by law. Business machines and mechanical equipment and Tenant's other personal property shall be placed and maintained by Tenant at its expense in settings sufficient to absorb and prevent vibration, noise and annoyance. Tenant covenants and agrees that all of Tenant's property of every kind, nature and description which may be in or upon the Leased Premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, during the Lease Term hereof, and any movement of such property shall be at the sole risk and hazard of Tenant, and Tenant hereby indemnifies and agrees to save Landlord harmless from and against any liability, loss, injury, claim or suit resulting directly or indirectly therefrom.

9. Services:

      (a) Except if such is interrupted for reasons beyond Landlord's control or must be stopped for necessary repairs in the reasonable judgment of the Landlord, the Landlord shall provide:

            1. Access to the Building to duly authorized employees of Tenant 24 hours per day, seven days per week by means of an access control system.

            2. Necessary elevator facilities.

            3. Heat and air conditioning to the Leased Premises without additional charge during regular business hours (from 8:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturday, except customary holidays, as designated by the Landlord). By reasonable advance arrangement with the Building's manager, heat or cooling can be furnished at other times at an hourly rate to be established by Landlord, in its reasonable discretion, and to be paid by the Tenant to Landlord in addition to any other payments pursuant to this Lease.

            4. Cleaning of the Leased Premises and the lobby, elevators, public corridors, washrooms, and stairs which Tenant has the right to use in common with others, all in accordance with the Cleaning Specifications attached to this Lease as Exhibit C and made a part hereof.

            5. Normal lighting of the main lobby, elevators, washrooms and stairs, but not for the Leased Premises.

            6. Shoveling of snow and sanding of ice in the parking areas and on walkways on the Property in a manner provided by comparable office buildings in the vicinity.

      (b) Electricity, for all uses within the Leased Premises except general heating and air conditioning referred to in subparagraph 3 above, is to be paid for by Tenant. Since electricity is not presently metered to the Leased Premises, it is agreed that a fixed amount as specified as Cost of Electricity in the Reference Data Section shall be paid by Tenant for electricity in addition to the Rent. Landlord may at its cost install a utility meter. Tenant shall thereafter pay the billing authority all bills for electricity, and this obligation to pay the Cost of Electricity shall cease. Upon request of the Landlord, the Tenant shall promptly furnish to the Landlord evidence of such payment.

10. Removal of Goods and Tenant's Repairs. At the expiration of the Lease Term, the Tenant shall remove its goods and effects (except as elsewhere provided herein) and will peaceably yield up to Landlord the Leased Premises in as good order and condition as when delivered to it, excepting ordinary wear and tear, repairs required to be made by Landlord and damage by fire or casualty or taking by eminent domain.

Tenant shall be responsible for all damage or injury to the Leased Premises, fixtures, appurtenances and equipment of Landlord, or to the Building, caused by Tenant's installation or removal of furniture, fixtures or equipment.

11. Improvements, Alterations and Ownership.

      (a) Landlord's Initial Construction. Landlord agrees to perform work and make installations in the Leased Premises as set forth in Schedule A. Such work and installations are referred to as "Landlord's Initial Construction." All of the terms, covenants and conditions of Schedule A. are incorporated in this Lease by reference and shall be deemed a part of this Lease as though fully set forth in the body of this Lease.

      (b) Alterations. Other than Landlord's Initial Construction, Tenant shall not make or perform, or permit the making or performance of, any alterations, installations, decorations, improvements, additional or other physical changes in or about the Leased Premises (referred to collectively as "Alterations" without Landlord's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing provisions of this Section or Landlord's consent to any Alterations, all Alterations shall be made and performed in conformity with and subject to the following provisions: All Alterations shall be made and performed at Tenant's sole cost and expense and at such time and in such manner as Landlord may, from time to time, reasonably designate; all Alterations shall, when completed, be of such a character as not to materially reduce the economic value of the Building below its value immediately before such Alterations; no Alterations shall diminish or reduce the structural integrity of the Building; alterations shall be made only by contractors or mechanics approved by Landlord, such approval not unreasonably to be withheld; no Alteration shall affect any part of the Building other than the Leased Premises or adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building or reduce the value or utility of the Building; no Alteration shall affect the outside appearance of the Building; no Alteration shall affect the color or style of any Venetian blinds (except that Tenant may remove any Venetian blinds provided that they are promptly replaced by Tenant with building standard blinds or blinds substantially identical to building standards); all business machines and mechanical equipment shall be placed and maintained by Tenant in settings sufficient, in Landlord's reasonable judgment, to absorb and prevent vibration, noise and annoyance to other tenants or occupants of the Building; Tenant shall submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications; prior to the commencement of each Alteration, Tenant shall have procured and paid for, and exhibited to Landlord, so far as the same may be required from time to time, all permits and authorizations of all municipal departments and governmental subdivisions and authorities having or claiming jurisdiction; prior to the commencement of each proposed Alteration, Tenant shall furnish to Landlord duplicate original policies of workmen's compensation insurance or certificates thereof reasonably satisfactory to Landlord covering all persons to be employed in connection with such Alteration, including those to be employed by all contractors and subcontractors, and of comprehensive public liability insurance (including property damage coverage) in which Landlord and its agents shall be named as parties insured, which policies shall be issued by companies, and shall be in form and amounts, reasonably satisfactory to Landlord and shall be maintained by Tenant until the completion of such Alteration; no Alterations in or to the electrical facilities in or serving the Leased Premises shall exceed the capacity of the existing feeders or wiring installations then serving the Leased Premises; electrical and air conditioning certificates, and all other permits, approvals and certificates required by all governmental authorities shall be timely obtained by Tenant and submitted to Landlord; all Alterations, once commenced, shall be made promptly and in a good and workmanlike manner; notwithstanding Landlord's approval of plans and specifications for any Alteration, all Alterations shall be made and performed in full compliance with all applicable laws, orders and regulations (including, but not limited to, the energy conservation provisions of the Massachusetts Building Code) of Federal, State, County and Municipal authorities and with all directions of all public officers, and with all applicable rules, orders, regulations and requirements of the New England Fire Insurance Rating Organization or any similar body; all Alterations shall be made and performed in accordance with the Rules and Regulations; all materials and equipment to be installed, incorporated or located in the Leased Premises as a result of any Alteration shall be new and first quality; no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement or any kind; Tenant, before commencement of such Alteration, shall furnish to Landlord and its mortgagees a statutory lien bond and a performance bond or other security reasonably satisfactory to Landlord and such mortgagees in an amount at least equal to the estimated cost of such Alteration; in the event Landlord or its agents employ any independent architect or engineer to examine any plans or specifications submitted by Tenant to Landlord in connection with any proposed Alteration, Tenant agrees to pay to Landlord a sum equal to any reasonable fees incurred by Landlord in connection therewith.

      (c) No Consent or Request of Landlord. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman, for the performance of any labor or the furnishing of any material for any specific Alteration to, or repair of, the Leased Premises, the Building, or any part of either. Any mechanic's or other lien filed against the Leased Premises or the Building or the Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, or based upon any act or omission or alleged act or omissions of Tenant, shall be discharged by Tenant, at Tenant's sole cost and expense, within ten (10) days after the filing of such lien.

      (d) Labor Conflict. Tenant shall not knowingly, at any time prior to or during the Lease Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Leased Premises, whether in connection with any Alteration or otherwise, if such employment will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon request of demand of Landlord shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

      (e) Ownership of Improvements. All appurtenances, fixtures, improvements, additions and other property attached to or installed in the Leased Premises, whether by Landlord or Tenant or others, and whether at Landlord's expense, or Tenant's expense, or the joint expense of Landlord or Tenant or others, shall be and remain the property of Landlord, except that any such fixtures, improvements, additions and other property which is (i) installed at the sole expense of Tenant with respect to which Tenant has not been granted any credit or allowance by Landlord, whether pursuant to Schedule A or otherwise, (ii) which are removable without material damage to the said premises, and (iii) as to which Tenant shall have given notice to Landlord requesting the identification of such property without reasonable objection by Landlord, shall be and remain the property of Tenant and are referred to as "Tenant's Personal Property". Any replacements of any property of Landlord, whether made at Tenant's expense or otherwise, shall be and remain the property of Landlord.

12. Inspection. The Landlord and its authorized representatives shall have the right at all reasonable times to enter the Leased Premises for reasonable business purposes including, without limitation, inspecting the same and to be accompanied by representatives of mortgagees, insurers or similar persons, to make repairs or replacements therein as required by this Lease, to introduce conduits and pipes or ducts as may be necessary in Landlord's reasonable judgment; and to exhibit the Leased Premises to prospective tenants or others, provided, however, that the Landlord shall use reasonable efforts not to unduly disturb Tenant's use and occupancy. Landlord shall not be liable to Tenant in any manner for any expense, loss or damage occurring by reason of the aforesaid entries, nor shall the exercise of any such right be deemed an eviction or disturbance of Tenant's use or possession, unless caused by the negligence or misconduct of Landlord, its agents or invitees.

13. Casualty. If the Leased Premises, but not including other improvements made by Tenant within the Leased Premises (but including Landlord's Initial Construction), or any part thereof shall be damaged by fire or other casualty, Landlord shall proceed with reasonable diligence, and at the expense of Landlord, to repair or cause to be repaired such damage; provided, however, that Landlord's obligations with respect to restoration shall not require Landlord to expend more than the net proceeds of insurance recovered and available to Landlord. Landlord shall have no responsibility for any repairs or damage to or replacements of, Tenant's personal property and property which Tenant may be required to remove as provided in this Lease. All such repairs and replacements shall be promptly made by and at the expense of Tenant. If the Leased Premises, but not including the Improvements within the Leased Premises, or any part thereof, shall have been rendered unfit for use and occupation hereunder by reason of such damage for a period of five (5) or more days, the Base Rent or a just and proportionate part thereof, according to the nature and extent to which the Leased Premises shall have been so rendered unfit, shall be suspended or abated retroactive to the date on which such portion of the Leased Premises became unfit for occupancy, until the Leased Premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicably may be to the condition in which they were immediately prior to such fire or other casualty. Within sixty (60) days of such damage, Landlord shall give Tenant notice ("Landlord's Notice") in writing of its reasonable estimate of the length of time it will take to restore such damage ("Estimated Time to Repair"). If the Estimated Time to Repair is one hundred eighty (180) days or less from the date of casualty, Landlord shall proceed to make repairs. If Landlord fails to substantially so restore (to a condition of Substantial Completion as defined in Schedule A-1) the Leased Premises within one hundred eighty (180) days from the date of such damage, (as such period may be extended on account of delays in such completion which are beyond the reasonable control of Landlord), Tenant may, if it has paid all sums then payable to Landlord, terminate this Lease by notice to Landlord and this Lease shall terminate forty-five (45) days after delivery of such notice fully as if such date were the original expiration date of this Lease; provided, that if Landlord substantially restores the Leased Premises within such forty-five (45) day period such termination shall be deemed null and void and the Lease will continue as if such restoration occurred within the one hundred eighty (180) day period. Landlord shall not be liable for delays in the making of any such repairs which are due to governmental regulations, casualties and strikes, unavailability of labor and materials, and other causes beyond the control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from such delays in repairing such damage. If the Estimated Time to Repair, as specified in Landlord's notice, exceeds one hundred eighty (180) days, Tenant may terminate the Lease by giving written notice ("Tenant's Notice") to Landlord within five (5) business days of its receipt of Landlord's Notice specifying the Estimated Time to Repair, the effective date of such termination to be thirty (30) days from the date of Tenant's Notice. Notwithstanding the foregoing, if either (a) the Leased Premises shall be damaged materially by any such fire or other casualty during the last year of the Lease Term, or (b) all or any substantial part of the Leased Premises or the Building is so damaged by such fire or other casualty that repair or reconstruction (may reasonably be expected to take longer than one hundred eight
(180) days from the date of such casualty to complete (in the reasonable judgment of Landlord) whether or not the Leased Premises shall have been damaged by such fire or other casualty, then in either such case this Lease and the term hereof may be terminated at the election of the Landlord by notice in writing of its election so to terminate given within sixty (60) days of the occurrence of such casualty, to be effective not less than thirty (30) days after the day on which such termination notice is received. In the event of any such termination, this Lease and the Lease Term hereof shall expire as of such effective termination date and the Base Rent and additional rent shall be apportioned as of such date; and if the Leased Premises or any part thereof shall have been rendered unfit for use and occupation by reason of such damage the Base Rent for the period from the date of the fire or other casualty to the effective termination date, or a just and proportionate part thereof, according to the nature and extent to which the Leased Premises shall have been so rendered unfit, shall be abated.

14. Condemnation - Eminent Domain.

      (a) In the event that the Leased Premises or any substantial part thereof, or the whole or any substantial part of the Building, or the access thereto, shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, then (and in any such event) this Lease and the Lease Term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation. If the entire Leased Premises or such portion thereof or the access thereto shall be so taken, appropriated or condemned, such that Tenant shall be precluded from effectively utilizing the Leased Premises in the reasonable judgment of Landlord, then (and in any such event) this Lease and the Lease Term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation. Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the Lease Term hereof shall terminate on or retroactively as of the date on which Landlord or Tenant, as the case may be, shall be required to vacate any portion of the area so taken, appropriated or condemned or shall be deprived of the means of access thereto, provided, however, that Landlord may in Landlord's notice of termination elect to terminate this Lease and the Lease Term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective. In the event of such termination this Lease and the Lease Term hereof shall expire as of such effective termination date and the Rent shall be apportioned as of such date.

      (b) If neither party (having the right so to do) elect to terminate this Lease and the Lease Term hereof, Landlord shall, with reasonable diligence and at Landlord's expense, restore the remainder of the Leased Premises (but not any of Tenant's Personal Property), or the remainder of the means of access, as nearly as practicably may be to the condition prior to such taking, appropriation or condemnation, in which event the Rent shall be adjusted in a manner such that (i) a just proportion of the Base Rent and additional rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the Leased Premises and the means of access thereto, shall be permanently abated and (ii) a just proportion of the remainder of the Base Rent and additional rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained to the Leased Premises and the means of access thereto, shall be abated until what remains of the Leased Premises (other than any property to Tenant) and the means of access thereto shall have been restored for permanent use and occupation by Tenant hereunder. Landlord shall not be liable for any delays in such restoration which are due to governmental regulations, casualties, strikes, unavailability of labor or materials, or other causes beyond Landlord's control nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from such delays in such restoration. Landlord expressly reserves and Tenant hereby assigns to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, but not including relocation assistance payments by a governmental agency or entity for which Tenant may be eligible.

      (c) If the Leased Premises or any part thereof or the access thereto shall be taken, appropriated or condemned for any temporary use (i) this Lease shall be and remain unaffected thereby and Tenant shall continue to pay the full amount of the Rent hereunder, (ii) Tenant shall be entitled to receive for itself any award made for such use allocable to the Lease Term, and (iii) Tenant shall be responsible for any repairs necessary to restore the Leased Premises to their condition prior to such taking, appropriation or condemnation, provided that if any such taking, appropriation or condemnation extends beyond the Lease Term, the costs of such repairs shall be allocated between Landlord and Tenant in proportion to the amount of any award each receives. Any taking, appropriation or condemnation continuing in excess of one year shall be deemed to be a permanent taking, appropriation or condemnation and shall be governed by paragraph (a) and (b) above.

15. Indemnification. Tenant hereby indemnifies and covenants to save Landlord harmless from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm corporation, public authority or other entity:

      (a) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the Leased Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person other than Landlord or its servants, agents or employees;

      (b) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring in or about the Property and other than on the Leased Premises (and, in particular, without limiting the generality of the foregoing, on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, approaches, areaways, roof or other appurtenances and facilities used in connection with the Building or the Leased Premises) arising out of the use or occupancy of the Building or the Leased Premises by the Tenant or by any person claiming by, through or under Tenant, and caused by the act, omission, fault, negligence or misconduct of any person other than Landlord or its servants, agents or employees, and in addition to and not in limitation of the foregoing subdivision (a);

      (c) On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on the Leased Premises during the Lease Term and during the period of time, if any, prior to the Commencement Date when Tenant may have been given access to the Leased Premises;

      and

      (d) In respect of any of the foregoing, from and against all costs, expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred in or in connection with any such claim, or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall at Tenant's expense resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord, it being agreed that such counsel as may act for insurance underwriters of Tenant engaged in such defense shall be deemed satisfactory.

16. Liability Insurance. Tenant agrees to maintain public liability insurance and property damage liability insurance in the amounts set forth in the Reference Data section and to submit and maintain copies of such policies with the Landlord. The insurers under such policies shall be reasonably satisfactory to Landlord and such policies shall name as insured parties Landlord, Tenant and any Mortgagee of which Tenant has received notice or otherwise has actual knowledge, as their interest may appear, and shall provide twenty (20) days prior written notice to Landlord or any such Mortgagee of lapse or cancellation.

17. Damage to Property of Tenant. In addition to and not in limitation of the foregoing, Tenant covenants and agrees that all Tenant's furniture, fixtures and property of every kind, nature and description which may be in or upon the Leased Premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, during the term hereof, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed for any cause or reason whatsoever no part of said damage or loss shall be charged to, or borne by Landlord. Tenant agrees to maintain all risk insurance on the full insurable value of all personalty located on the Leased Premises and to submit and maintain copies of such policies with Landlord.

18. Injury and Damage. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatever nature, unless caused by or due to the act, omission, fault, negligence or misconduct of Landlord, or its agents, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Leased Premises or in the Building.

19. Waiver of Subrogation / Landlord's Insurance.

      (a) Tenant and Landlord covenant that with respect to any property insurance coverage carried by either Tenant or Landlord in connection with the Leased Premises or the Building whether or not such insurance is required by the terms of this Lease, such insurance shall provide for the waiver by the insurance carrier of any subrogation rights against Landlord, its agents, servants and employees under Tenant's insurance policies or against Tenant, its agents, servants, and employees under Landlord's insurance policies, where such waiver of subrogation rights does not require the payment of an additional premium or, if an additional premium is required to be paid, the other party offers to pay such premium after being notified of such additional premium.

      (b) Notwithstanding any other provision of this Lease, (i) Landlord shall not be liable to Tenant for any loss or damage, whether or not such loss or damage is caused by the negligence of Landlord, its agents, servants or employees, to the extent that such loss or damage is covered by valid and enforceable insurance carried by Tenant; and (ii) Tenant shall not be liable to Landlord for any loss or damage, whether or not such loss or damage is caused by the negligence of Tenant or its agents, servants or employees, to the extent that such loss or damage is covered by valid and enforceable insurance carried by Landlord.

      (c) Landlord shall procure and keep in force "all risk" property insurance on the Building with terms and coverage required by any institutional mortgagee of the Building or, if there exists no such mortgagee, as reasonably determined by Landlord to be consistent with similar policies customary for first class buildings in the Greater Boston marketplace.

20. Assignment, Mortgaging and Subletting.

      (a) Tenant covenants and agrees that neither this Lease nor the Lease Term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the Leased Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission of Tenant, or used or occupied, or permitted to be used or occupied, by anyone other than Tenant, its servants, agents and employees, or for any use or purpose other than as above stated, or be sublet, or offered, or advertised for subletting, without in each case, Landlord's prior written consent. Landlord may refuse to consider a request for such consent and may withhold such consent unless Tenant shall have agreed to reimburse Landlord promptly for reasonable expenses, including legal expenses, incurred by Landlord in connection with such request. If Tenant shall propose any subletting of more than half of the Leased Premises or any assignment of this Lease, Landlord shall have the option of terminating this Lease by giving notice thereof to Tenant.

      Any assignment of this Lease made hereunder shall be upon the express condition that the assignee and Tenant shall promptly execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby assignee shall agree to be personally bound by the terms, covenants, and conditions of this Lease on Tenant's part to be performed and whereby assignee shall expressly agree that the provisions of this Section shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfer. Any sublease of the Leased Premises or any part thereof shall be expressly subject to the terms of this Lease and shall contain the agreement of the subtenant thereunder that, upon Landlord's written request, it will pay all rents under the sublease directly to Landlord. If, pursuant to the provisions of this Section, Tenant sublets the Leased Premises or any part thereof, Tenant shall pay to Landlord as additional rent at the times and in the manner specified by Landlord, an amount equal to the difference between all amounts which Tenant receives from a subtenant by virtue of such subletting (less the amortization of reasonable costs incurred by Tenant in direct connection with such subletting) and the total of the Rent due under this Lease for the sublet area proportioned on a square foot basis; provided said difference is greater than zero. No such assignment or subletting of the Leased Premises by Tenant shall relieve Tenant from the observance or performance of any of the terms, covenants and conditions of this Lease.

      (b) If this Lease be assigned, or if the Leased Premises or any part thereof be sublet or occupied by anybody other than Tenant and its employees, Landlord, after default by Tenant hereunder, may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the requirements set forth in subparagraph (a) of this Section, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release by Tenant of its covenants, agreements and obligations contained in this Lease. The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. No assignment, subletting or use of the Leased Premises shall affect the purpose for which the Leased Premises may be used as stated in Section 2.

      (c) Notwithstanding the foregoing, Tenant may assign this Lease or sublease any portion of the Leased Premises to any entity which is a parent or subsidiary corporation of Tenant or to any entity with which Tenant may merge or consolidate or to which Tenant may sell all of substantially all of its assets as a going concern in exchange for assumption of all or substantially all of its liabilities (any of the foregoing entities being hereinafter referred to as a "Successor") but only if such Successor is of comparable character, quality and financial capacity as Tenant as of the date thereof, in Landlord's judgment; provided that simultaneously with any such assignment, Tenant shall deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord which contains an appropriate covenant of assumption by such assignee, and provided further that in the case of any such assignment or sublease to a Successor, Tenant shall have submitted to Landlord prior thereof financial information reasonably satisfactory to Landlord evidencing that such Successor has at least an equivalent net worth and other financial resources as Tenant and a general business reputation comparable to or superior to that of Tenant.

      (d) The listing of any name other than that of Tenant, whether on the doors or the Leased Premises or on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Leased Premises or be deemed to be the written consent of Landlord mentioned in this Section, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

      (e) Tenant further covenants and agrees that it will not sublease space from or take an assignment of a lease covering space in the Building from any other Building tenant, without Landlord's prior written consent.

      (f) Subject to the foregoing provisions of this Section, including, without limitation, Landlord's right to terminate this Lease in accordance with paragraph (a) above, Landlord agrees to not unreasonably withhold its consent to a subletting of all or a portion of the Leased Premises, provided that the Landlord shall determine, in its reasonable discretion, that (i) the prospective subtenant or assignee has personal references and the financial capacity to meet all of the obligations of this Lease and to carry out its business in a manner consistent with the level of Landlord's operation of the Building, (ii) the use of the Leased Premises under such sublease or assignment shall be for a first-class office use which is consistent with the mix of tenants in and the character of the Building,
      (iii) such use shall not materially burden the common areas or operating systems of the Building, and (iv) space reasonably comparable to that proposed to be sublet is not available from Landlord in the Building.

21. Signs and Drapes. No signs may be put on or in any window by Tenant. Tenant may hang its own drapes, provided that such drapes are of a neutral color and are completely screened from view from the exterior of the Building at all times by building standard Venetian blinds. Any signs or lettering in the public corridors or on the doors must be submitted to Landlord and its architect for written approval of the size, color, design and location of such signs or lettering before installation. Any sign of Tenant in the Leased Premises or in the Building must comply with any applicable sign ordinances, and may not conflict with the terms restricting signs in any other lease of space in the Building. Notwithstanding the foregoing, Landlord shall provide the initial building standard signage in the lobby directory.

22. Landlord's Insurance. Tenant will not do or omit to do or keep anything in, upon or about the Leased Premises, the Building or any adjacent areas which may prevent the obtaining of any fire, liability or other insurance upon or written in connection with the Leased Premises, the Building or such adjacent areas or which may make any such insurance void or voidable or otherwise invalidate the obligations of the insurer contained therein, or which may create any extra premiums or increase the rate of any such insurance over that normally applicable to office buildings. Tenant agrees to pay to Landlord, upon demand, the amount of any extra premiums or any increase in the rate of such insurance which results from the business carried on in the Leased Premises by Tenant, whether or not Landlord has consented to such business. If Tenant installs any electrical equipment that overloads the lines in the Leased Premises, Tenant shall, at its expense, make whatever changes are necessary to comply with the requirements of the insurance underwriter or governmental authorities having jurisdiction, but such changes shall be made in accordance with the provisions of Section 11.

23. Inflammables, Odors. Tenant shall not bring or permit to be brought into or keep in or on the Leased Premises or elsewhere in the Building, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors or cooking or other processes, or any unusual or other objectionable odors to emanate from or permeate the Leased Premises, except as used in the ordinary course of businesses customarily located in first class office buildings.

24. Default. If the Tenant shall default in the payment of the Rent or any other charges due hereunder; or if the Tenant shall default in the performance of any other of its obligations and such default shall continue for ten (10) days after written notice thereof by the Landlord to the Tenant (except that if the Tenant cannot reasonably cure any such default within said ten (10) day period, this period may be extended for a reasonable time not to exceed thirty (30) days, provided that the Tenant commences to cure such default within the ten
(10) day period and proceeds diligently thereafter to effect such cure); or if the Tenant shall file a petition under any bankruptcy, insolvency law or code, or if such a petition is filed against Tenant and not dismissed within sixty
(60) days; or if the Tenant shall be adjudicated bankrupt or insolvent according to law; or if the Tenant shall make any assignment for the benefit of creditors; or if the Tenant shall file any petition seeking a reorganization, arrangement or similar relief; or if a receiver, custodian, trustee or similar agent of the Leased Premises or of all or a substantial part of Tenant's assets shall be authorized or appointed and not removed within sixty (60) days in the case of an involuntary appointment; or if Tenant's interest in this Lease is taken upon execution or other process of law in any action against Tenant; then the Landlord may lawfully enter the Leased Premises and repossess the same as the former estate of the Landlord, or terminate this Lease by written notice to Tenant and, in either event, expel the Tenant and those claiming through or under the Tenant, and remove their effects (forcibly, if necessary but in conformity with applicable laws), without being deemed guilty of any manner of trespass and without prejudice to any other remedy which the Landlord may have for arrears of Rent and other charges due hereunder or proceeding on account of breach of covenant, and upon entry or notice as aforesaid, this Lease shall terminate. The Tenant covenants, in case of any default by Tenant hereunder, to pay the Landlord all actual and reasonable costs of enforcing its rights under this Lease (including, without limitation, reasonable attorney's fees and expenses), loss of rent, reletting expenses, and brokerage fees together with, as agreed liquidated damages, either of the following options as selected by
Landlord: (i) the amount by which, at the termination of the Lease, the aggregate of the Rent (including, without limitation, the Operating Costs Excess and the Tax Excess payments projected on the basis of experience under this Lease) and other sums payable hereunder projected over a period from such termination until the normal expiration date of the Lease Term exceeds the aggregate projected fair market rental value of the Leased Premises for such period discounted at the then current rate for U.S. Treasury obligations with a maturity coinciding as closely as possible with the end of the Lease Term, or
(ii) an amount equal to the Rent (including, without limitation, Operating Costs Excess and Tax Excess payments projected on the basis of experience under this Lease) and other sums which would have been payable had the Lease not so terminated (subject to off-set for net rents actually received from reletting after subtraction of the expenses of reletting), payable upon the due dates as specified herein.

Landlord may bring legal proceedings for the recovery of such damages, or any installments thereof, from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Lease Term would have expired if it had not been terminated hereunder.

Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord from Tenant of any sums or damages (including, without limitation, reasonable attorneys' fees and expenses) to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

Landlord and Tenant agree that, for the purpose of computing liquidated damages, the Tax Excess payments and the Operating Costs Excess payments for the period between the termination of this Lease pursuant to this Section and the normal expiration date shall be computed by multiplying both the Tax Excess payment and the Operating Costs Excess payment for the year immediately preceding the year in which termination occurs times the number of years remaining in the full Lease Term hereby granted on the assumption that the amount of such Tax Excess payment and Operating Costs Excess payment for the immediately preceding year would have remained constant for each subsequent year during the full Lease Term. If this Lease and the Lease Term hereof shall terminate pursuant to this Section prior to the determination of the initial Tax Excess payment or Operating Costs Excess payment, the Tax Excess payment and the Operating Costs Excess payment shall be reasonably estimated by Landlord.

Payment of Base Rent, Additional Rent, any other payment due as Rent, Operating Costs Excess, Tax Excess and any other obligations of Tenant which are not paid on the date due plus the applicable grace period, if any, shall, at the option of Landlord, bear interest at the rate equal to prime rate published in the Wall Street Journal, plus five (5%) percent per annum, or such lesser rate as may be the highest rate allowed by law (the "Lease Interest Rate") from the due date and shall be compounded monthly). If Tenant shall fail to make any payment, including, without limitation, electricity, telephone or other charges which Tenant makes directly to a utility or other company when due, and such failure shall threaten the continued provision of such service to the Leased Premises, Landlord or other tenants in the Building, Landlord may make such payment on Tenant's behalf, and such amount shall be due from Tenant as Rent with interest at the Lease Interest Rate.

25. Subordination.

      (a) This Lease and all rights of Tenant hereunder are, and shall remain unconditionally subject and subordinate in all respects to all mortgages which are or may hereafter be placed on or affect such Lease and/or the Property of which the Leased Premises are a part, or any part of such real property, and/or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof provided that the holder of record thereof enters into a written agreement with Tenant binding upon the successors and assigns of the parties thereto by the terms of which such holder will agree, (a) to recognize the rights of Tenant under this Lease, (b) in the event of acquisition of title by said holder through foreclosure proceedings or otherwise, to perform Landlord's obligations hereunder arising after the date of such holder's acquisition of title, and (c) to accept Tenant as tenant of the Leased Premises under the terms and conditions of this Lease, and Tenant agrees to recognize such holder or any other person acquiring title to the Leased Premises as Landlord. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate acknowledging or confirming such subordination that Landlord and/or any mortgagee and/or their respective successors in interest may request.

      (b) No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to the holder of any mortgages of whom Tenant has been given written notice specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (ii) the holder or holders of such mortgages, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this sentence shall be deemed to impose any obligation on any such holders to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the Building if any such holder elects to do so and a reasonable time (not to exceed ninety (90) days) to correct or secure the condition if such condition is determined to exist.

      (c) From time to time, within ten (10) days next following Landlord's request, Tenant shall deliver to Landlord a written statement executed and acknowledged by Tenant, in form reasonably satisfactory to Landlord, (i) stating that this Lease is then in full force and effect and has not been modified (or, if modified, setting forth the specific nature of all modifications), and (ii) setting forth the date to which the Base Rent has been paid, and (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults. Tenant acknowledges that any statement delivered pursuant to this paragraph may be relied upon by any purchaser or owner of the Building, or the Property or any part thereof, or Landlord's interest in the Building or the Property or by an mortgagee, or by any assignee of any mortgagee.

      (d) Tenant hereby agrees that this Lease shall be subject and subordinate to all the terms, conditions and provisions of any Master Deed, Declaration of Trust or By-Laws of any condominium regime created for the Building and which includes the Leased Premises and Tenant shall execute any reasonable instrument confirming said subordination and recognizing and consenting to said condominium regime, provided that Tenant's rights and obligations hereunder shall not be adversely affected thereby.

26. Holdover. If the Tenant remains in the Leased Premises beyond the expiration or earlier termination of the Lease Term such holding over shall not be deemed to create any tenancy, but the Tenant shall be a Tenant-at-Sufferance only and shall pay rent to Landlord at the times and manner determined by Landlord at a daily rate in an amount equal to two times the daily rate of the Rent and other sums payable under this Lease as of the last day of the Lease Term.

27. Notices. Any notice or demand by Tenant to Landlord shall be served by hand delivery, recognized overnight courier service, or registered or certified mail addressed to the Landlord at the address above indicated, and until otherwise directed in writing by the Landlord, and any notice or demand by Landlord to Tenant shall be served by any of the same means addressed to Tenant at the Leased Premises with a courtesy copy to Hale and Dorr LLP, 60 State Street, Boston, MA 02109, Attn: Paul Jakobowski, Esq. (provided that the failure to provide such copy shall not affect the effectiveness, enforceability or the service of such notice) until otherwise directed in writing by Tenant. Any such notice shall be deemed to have been given when it is received or on the date that delivery is referred during normal business hours.

28. Rules and Regulations. Tenant will faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit B and such other and further reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or any equipment relating thereto, or the comfort of Tenant or others in the Building. If this Lease shall conflict with any such Rules and Regulations, the provisions of this Lease shall control. Landlord shall not have any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by other tenants, their servants, employees, agents, visitors, invitees or licensees.

29. Quiet Enjoyment. The Tenant shall upon paying the Rent reserved herewith and performing all of the terms, covenants and condition on Tenant's part to be observed and performed, peaceably and quietly have and hold the Leased Premises without hindrance or molestation by any person or persons lawfully claiming by, through or under Landlord, subject, however, to the terms of this lease.

30. Disputes; Landlord's Reasonableness; Arbitration. Notwithstanding any other provisions hereof to the contrary, Tenant's sole remedy in any dispute with respect to the reasonableness of any failure or refusal of Landlord to grant its consent or approval to any request for such consent or approval pursuant to any of the provisions of this Lease with respect to which Landlord has covenanted not unreasonably to withhold such consent or approval, shall be an action for specific performance. If the determination of any such proceedings shall be adverse to Landlord, Landlord shall be deemed to have granted the requested consent or approval, but that shall be Tenant's sole remedy in such event and Landlord shall not be liable to Tenant for any damages or for a breach of Landlord's covenant not unreasonably to withhold such consent or approval, or otherwise. Any dispute which Landlord and Tenant shall agree to submit to arbitration shall be finally determined by arbitration in accordance with the rules and regulations then obtaining of the American Arbitration Association or its successor. Any such determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court. In making a determination, the arbitrators shall not subtract from, add to, or otherwise modify any of the provisions of this Lease.

Landlord and Tenant may, at their own expense, be represented by counsel and employ expert witnesses in any such arbitration.

31. Seisin. In the event of a sale or other disposition of the Building and/or Property by Landlord, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations of Landlord hereunder, provided that the Landlord's successor shall thereupon assume and agree thereafter to perform and observe, any and all of such covenants and obligations of Landlord.

32. Binding Agreement. This Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, representatives, successors or assigns. This Lease contains the entire agreement of the parties and many not be modified except by an instrument in writing.

33. Notice of Lease. Tenant agrees that it will not record this Lease. Landlord and Tenant shall, upon request of either, execute and deliver a notice of this Lease in such recordable form as may be permitted by applicable statute.

34. Landlord's Right to Cure. If Tenant shall default in the observance or performance of any term, covenant or condition on its part to be observed or performed under this Lease, Landlord, without being under any obligation to do so and without waiving such default, may remedy such default for the account and at the expense of Tenant, immediately and without notice in case of emergency, or in any other case, if Tenant, shall fail to remedy such default with all reasonable diligence within the time set forth under Section 24 and after Landlord shall be notified Tenant of such default. If Landlord makes any expenditures or incurs any obligations of the payment of money in connection therewith, including, but not limited to, reasonable attorneys fees, such sums paid or obligations incurred, with interest at the Lease Interest Rate, shall be paid to Landlord by Tenant as Rent hereunder.

35. Hazardous Materials. Tenant agrees to properly handle, store, use and dispose of all hazardous material, as may be defined by applicable law. Without limiting the foregoing, Tenant shall not dispose of such material on or into any property of Landlord, any sewage or drainage system, or any trash receptacle provided by Landlord. Prior to storing, handling, using, or disposing of any hazardous material on the Leased Premises or the Property of Landlord, Tenant shall notify Landlord of such activity and provide all reasonable evidence that such material shall be dealt with in accordance with the terms of this Lease. Tenant shall indemnify and hold Landlord harmless from all claims, including costs and attorneys' fees arising from Tenant's possession of such materials. This provision shall survive termination of this Lease.

36. First Offer for Basement Space.

      (a) Provided Tenant shall not be in default hereunder, then, if after the initial leasing of the basement of the Building, all or a portion of the basement becomes available for leasing and Tenant has notified Landlord that it has a need for additional space, then Landlord shall give notice of such availability to Tenant (the "Offer Notice") and Tenant shall have the option, exercisable only by notice given to Landlord within fifteen
      (15) days from the receipt of the Offer Notice and subject to the provisions hereof, to lease and add to the Leased Premises the space which is the subject of the proposal referred to in the Offer Notice, for a term to commence on the date designated in such Notice and ending on the Expiration Date (unless sooner terminated pursuant to this Lease or law), in an "as-is" condition, at rent and other conditions as described in the Offer Notice, and upon all the other then executory terms, covenants and conditions contained in this Lease. The terms contained in the Offer Notice shall be determined in good faith by the Landlord to reflect the fair market value for the premises described therein. Tenant may only exercise such option on all of the space so offered (the "Applicable Added Space").

      (b) No space shall be deemed to be "available for leasing" or otherwise subject to the provisions of this Section if the tenant of such space or any assignee or subtenant thereof enters into any agreement with Landlord relating to such space. It is understood and agreed that time is of the essence with respect to the exercise of any option set forth in this Section.

      (c) The lease term applicable to any space as to which Tenant can exercise the option under this Section shall be for at least three (3) years. Accordingly, the option set forth in this Section shall not be exercisable if the proposed term applicable to any such space commences on a date which is less than three (3) years prior to the Expiration Date then in effect.

      (d) With Tenant's notice, Tenant's shall provide Landlord with a complete description of its proposed operation in the Applicable Added Space, and if Landlord determines that such operation is not compatible and consistent with: (i) the Use of the Leased Premises; (ii) Landlord's operation of the Building; and (iii) other uses in the Building and the tenant mix therein, it may revoke Tenants option and render it null and void.

      (e) On the effective commencement date of the term applicable to the Applicable Added Space, this Lease shall be deemed modified as follows:

            (i) The Leased Premises shall include the Applicable Added Space (together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at the commencement of the term applicable to the Applicable Added Space or at any time during said term, other than Tenant's Personal Property) for all purposes of this Lease;

            (ii) The Base Rent shall be increased by the base rent set forth in the proposal referred to in the Applicable Offer Notice with respect to the Applicable Added Space.

            (iii) Additional Rent shall include all other rent and charges proposed in the Offer Notice.

      (f) Upon request of Landlord, Tenant shall execute and deliver to Landlord an instrument, in reasonably satisfactory form and suitable for recording, stating that Tenant has not exercised an option which became available to it pursuant to this Section to lease any Applicable Added Space, if that be the case, or stating that Tenant has exercised such option, if that be the case, and setting forth all of the modifications to the Lease resulting from the application of the provisions of this Section, including, but not limited to, the effective commencement date of the term applicable to the Applicable Added Space. Neither Landlord's failure to request that Tenant execute such instrument nor Tenant's failure to comply with the provisions of this paragraph shall, however, vitiate the provisions of this Section.

37. General Provisions.

      (a) Except as provided in Section 30, the various rights and remedies contained in this Lease and reserved to each of the parties shall not be exclusive of any other right or remedy of such party, but shall be construed as cumulative and shall be in addition to every other remedy now or hereafter existing at law, in equity, or by statute. No delay or omission of the right to exercise any power by either party shall impair any such right or power or shall be construed as a waiver of any default or as acquiescence in any default. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed by the other party as a waiver of a subsequent breach of the same covenants, term or condition. The consent or approval of either party to or of any act by the other party of a nature requiring consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

      (b) Payments to Landlord under this Lease are rental for the use of the Leased Premises, and nothing herein contained shall be deemed or construed to make Landlord a partner or associate of Tenant in the conduct of any business, nor as rendering Landlord liable for any debts, liabilities or obligations incurred by Tenant in the conduct of any business it being expressly agreed that the relationship between the parties is, and shall at all times remain, that of Landlord and Tenant.

      (c) All amounts payable by Tenant to Landlord under any provision of this Lease, other than the Base Rent, shall be deemed to be additional rental for the use of the Leased Premises, and Landlord shall have the same remedies for the nonpayment of such amounts as for non-payment of other rents.

      (d) Where the words "Landlord" and "Tenant" are used in this Lease they shall include Landlord and Tenant and shall apply to persons, both men and women, associations, partnerships and corporations, and in reading this Lease the necessary grammatical changes required to make the provisions hereof mean and apply to them shall be made in the same manner as if written into the Lease.

      (e) Tenant hereby declares that in entering into this Lease, Tenant relied solely upon the statements contained in this Lease and Landlord and Tenant both fully understand that no agents or representatives of either Landlord or Tenant, respectively, have authority to in any manner change, add to or detract from the terms of this Lease.

      (f) The invalidity of one or more of the provisions of this Lease shall not affect the remaining portions of this Lease; and, if any one or more of the provisions of this Lease should be declared invalid by final order, decree or judgment of a court of competent jurisdiction, this Lease shall be construed as if such invalid provisions had not been included in this Lease.

      (g) Tenant hereby agrees for itself and each succeeding holder of the Tenant's interest or any portion thereof under this Lease that any judgment, decree or award obtained against the Landlord or any succeeding owner of Landlord's interest which is in any manner related to this Lease, the Leased Premises, or the Tenant's use and occupancy of the Leased Premises or the Building of which the Leased Premises are a part, or the land on which such Building is situated, whether at law or in equity, shall be satisfied out of Landlord's Property to the extent then owned by the Landlord and each such succeeding owner and further agrees to look only to such assets and to no other assets of the Landlord or each succeeding owner for satisfaction. Neither the Trustees executing this Lease not any beneficiaries of such Trust nor any subsequent Landlord shall have any personal liability hereunder.

      (h) Force Majeure: Whenever either party hereto is required to do or complete any act, matter or thing, the time for doing or completion thereof shall be extended by a period of time equal to the number of days on or during which party is prevented from, or is unreasonably interfered with, the doing or completion of such act, matter or thing because of strikes, lock-outs, embargoes, unavailability of labor or materials, wars, insurrections, rebellions, civil disorder, declaration of national emergencies, acts of God, or other causes beyond such party's reasonably control (financial inability excepted); provided, however, nothing contained in this subsection shall excuse Tenant from the prompt payment of any rental or other charge required of Tenant hereunder except as may be expressly provided elsewhere in this Lease. Time is of the essence of all forms and provisions of this Lease.


IN WITNESS WHEREOF, the parties hereto have executed this Lease in triplicate, the original as a sealed instrument, on the day and year first above written.

LANDLORD:                              TENANT:
1050 HINGHAM STREET REALTY TRUST       BIOSPHERE, INC.


By:/s/ ILLEGIBLE                    By: /s/ John M. Carnuccio
-----------------------------        ---------------------------------
   Trustee and not individually
                                    John M. Carnuccio, President & CEO
                                    ----------------------------------
                                            Print Name and Title

Wpa:1050BioSpherelse5.doc

                                   EXHIBIT A1
                                   ----------

                                   LEASE PLAN

                                   EXHIBIT A2
                                   ----------

                                    SITE PLAN

                                    EXHIBIT B
                                    ---------

                               1050 HINGHAM STREET
                              RULES AND REGULATIONS


1. The regular business hours for the Building shall be from 8:00 a.m. to 6:00 p.m. Monday through Friday and from 9:00 a.m. to 1:00 p.m. Saturday, except customary holidays, as designated by Landlord. Landlord reserves the right to exclude from the office portions of the Building, at all times other than during such regular business hours, all persons who do not present a building pass signed by Landlord. Landlord will furnish passes for persons for whom any tenant requests such passes. Tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all wrongful acts of such persons.

2. The parking areas, driveways, walkways, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant. All loitering is strictly prohibited.

3. No awnings, antennae or other projections shall be attached to the outside walls, windows or roof of the Building without the prior consent of Landlord. No curtains, blinds, shades or screens shall be attached or hung in, or used in connections with, any window or door of the Leased Premises without the prior consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens, or other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Landlord.

4. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside (if visible from outside) of the Leased Premises or of the Building without the prior consent of Landlord. Interior signs on doors and directory tables, if any, shall be of a size, color and style approved by Landlord.

5. The sashes, sash doors, skylights, windows, transoms and doors that reflect or admit light and air into the atrium, halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed in any window sills.

6. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules or other parts of the Building except as expressly permitted in writing by Landlord.

7. All waste, rubbish and refuse shall be kept in proper receptacles upon the Leased Premises and nothing shall be thrown or swept into or upon the corridors, passageways, stairways or other parts of the Building. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein nor shall water be wasted by improper use of faucets, sinks or toilets or otherwise. Tenant shall not dispose of any hazardous or toxic materials or substances, as such materials or substances may be defined in any applicable federal, state or local statute, law, regulation, or ordinance, in or on the Leased Premises, or the Building or any fixtures, plumbing or receptacles therein. Tenant shall be responsible for any violation of this rule by Tenant or Tenant's agents, clerks, invitees or employees.

8. Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or the Leased Premises. No boring, cutting or stringing of wires shall be permitted, except with the prior consent of the Landlord, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering in the Leased Premises except in manner approved by Landlord.

9. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Leased Premises or the Building. Bicycles may be stored in racks, if any, furnished for such purpose by Landlord in a common area of the Property. No cooking shall be done or permitted in the Building by any tenant without the approval of Landlord. Tenant shall not cause or permit any unusual or objectionable odors to emanate from the Leased Premises.

10. Without the prior consent of Landlord, no space in the Building shall be used for manufacturing except as specified herein, or for the sale of merchandise, goods or property of any kind at auction, fire, bankruptcy, going out of business or similar sale.

11. No additional locks, bolts or other closing or locking devices shall be placed upon any of the doors, windows, transoms or other openings by Tenant without written permission from the Landlord, and upon termination of his leasehold, Tenant shall restore to the Landlord all keys to offices, toilets or other rooms furnished to or otherwise procured by Tenant. In the event of the loss of any keys furnished by Landlord, Tenant shall pay to the Landlord the cost hereof.

12. All removals from the Building, or the carrying in or out of the Building or the Leased Premises of any safes, freight, furniture, or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine, from time to time. If any such matter requires special handling, only a person holding a Master Rigger's license or otherwise experienced and approved by all appropriate authorities for such handling, shall be employed to perform such special handling. Tenant shall not place, or permit to be placed, on any part of the floor or floors of the Leased Premises a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy matter, which must be placed so as to distribute the weight. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Building Rules or the provisions of Tenant's lease. Tenant shall pay for all damages caused by such moving.

13. Tenant shall not use or occupy, or permit any portion of the Leased Premises to be used or occupied, as an office for a public stenographer or typist, for a barber or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees in the Building, except actually working for Tenant in the Building, nor advertise for laborers giving any address at the Building.

14. Tenant, before closing and leaving the Leased Premises at any time, shall see that all entrances are locked.

15. Tenant shall, at its expense, provide artificial light in the Leased Premises for Landlord's agents, contractors, and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

16. The Leased Premises shall not be used, or permitted to be used, for lodging or sleeping, or for any immoral or illegal purpose. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate in seeking their prevention.

17. Tenant shall properly dispose of edible refuse in sealed containers and encourage cleanliness among employees to prevent infestation of vermin. If the Leased Premises become infested with vermin, Tenant, at its sole cost and expense, shall cause Leased Premises to be exterminated from time to time, to the satisfaction of the Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

18. Tenant shall always conduct its operation in the Leased Premises under its present trade name, unless Landlord shall otherwise consent in writing.

19. Tenant shall not use the walkway and parking areas adjacent to the Building for business purposes without the prior written consent of the Landlord.

20. Tenant shall receive and deliver goods and merchandise only in the manner, at such times, and in such locations as may be reasonably designated by Landlord. There shall not be used in any space, or in the common areas of the Building any equipment which may damage or deface the Building, either by Tenant or by jobbers or others under Tenant's control, in the delivery of merchandise or otherwise.

21. Tenant shall comply with all reasonable requests of Landlord or its agents as such requests pertain to safety and security in the Building.

22. The requirements of Tenant and any complaints of Tenant will be attended to by notice to Landlord or upon application at the office of Landlord. Employees of Landlord have no authority and shall perform no work or do anything outside of the regular duties, unless under special instruction of the Landlord.

23. In order that the good will and reputation of the Building may be maintained, no newspaper, magazine or other kind of advertising shall be issued by any Tenant wherein any office or other space in the Building is given as an address unless Tenant reasonably determined in good faith that such advertising could not have any adverse impact on the character of the Building or its Landlords.

24. No Tenant shall do, or permit or suffer anything to be done, on the Leased Premises or in the Building which will interfere with the rights, privileges and conveniences of any other tenant or which will conflict with the provisions of any insurance policy covering the Building or any part thereof or which will violate any law, ordinance or rule or regulation of any governmental authority.

25. Landlord reserves the right to rescind, amend or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules or regulations at any time prescribed for the Building. Tenant shall conform to all other reasonable rules established by Landlord and uniformly applied relative to the operation and use of the Building.

                                    EXHIBIT C
                                    ---------

                               1050 HINGHAM STREET
                      SPECIFICATIONS FOR CLEANING SERVICES

FREQUENCY - Five (5) nights per week, Monday through Friday, except holidays.

WORK  AREA - 1050 Hingham Street Main lobby and floors 1, 2, and 3

I.    GENERAL CLEANING SERVICES

      Nightly
        - Dust sweep flooring with specially treated mops to insure dust-free floors.
        - Wash flooring in building entrance foyers.
        - Vacuum carpet areas and rugs.
        - Empty and damp wipe all ashtrays.
        - Empty and damp wipe ashtrays and receptacles in corridors.
        - Clean cigarette urns and replace sand or water as necessary.
        - Empty waste and remove to specific area.
        - Dust office furniture and equipment.
        - Clean and sanitize drinking fountains.
        - Dust counter tops.
        - Vacuum carpeted stairwells.
        - Damp mop and spray buff floors in the lobby.
        - Damp mop and spray buff resilient tile floors. (1/5th of entire area to be completed each night.
        - Vacuum carpeting in elevator.
        - Sweep stairs.
        - Clean entrance door glass.
        - Keep service rooms in clean and orderly condition.
        - Clean exposed surfaces in kitchen areas, provided that all utensils and kitchen equipment shall be kept clean and removed from such surfaces.

      Weekly
        - Dust window sills, ledges and baseboards.
        - Remove finger marks from light switches, door, door frames.
        - Spot-clean glass partition.
        - Damp mop stairs.

      Periodic Cleaning:
        - Strip, seal and refinish all vat floors once per year.

II.   LAVATORY CLEANING SERVICES (Nightly)

        - Sweep and wash flooring with approved germicidal detergent solution.
        - Wash mirrors, powder shelves, bright work, etc. including flushometers, piping and toilet seat hinges.
        - Wash both sides of toilet seats, wash basins, bowls and urinals with approved germicidal detergent solution.
        - Dust partitions, tile walls, dispensers, doors and receptacles.
        - Empty and clean towel and sanitary disposal receptacles.
        - Remove wastepaper and refuse to a designated area in the premises.
        - Fill toilet tissue, soap and towel dispensers with supplies as furnished.

III.  GENERAL CLEANING SERVICES

      Periodic Cleaning:
        - Dust venetian blinds.
        - Accomplish high dusting every three months, which includes the following:
        - Dust pictures, frames, charts, graphics and similar wall hangings not reached in nightly cleaning.
        - Dust exterior of lighting fixtures.
        - Dust overhead pipes, sprinklers, etc.
        - Dust window frames.
        - Dust vertical surfaces, such as partitions, ventilating louvers, etc. not reached in nightly cleaning.
        - Vacuum upholstered furniture every three months.
        - Damp mop corridors and heavy traffic areas nightly.

IV.   LAVATORY CLEANING SERVICES

      Periodic Cleaning
      - Machine scrub flooring with an approved germicidal detergent solution quarterly.
      - Wash partitions, tile walls and enamel surfaces with an approved germicidal solution once a month.
      -     Dust exterior of lighting fixtures once a month.
      -     Accomplish high dusting once a month.

                                    EXHIBIT D
                                    ---------

                    CLARIFICATION OF LIGHT MANUFACTURING USE

Landlord has permitted Tenant to conduct limited research and development and light manufacturing within the Leased Premises. It is the intention that these activities be limited, and Tenant hereby provides the following description of its research and development ("R&D") and limited manufacturing activities included in the Use of the Leased Premises upon which Landlord's approval is based.

Tenant is engaged in developing medical applications that incorporate the use of its plastic particles called microspheres for an emerging category of procedures called embolotherapy. At the present time, all production activities are accomplished at its Paris, France facility.

The following describes Tenant's anticipated activities in the short, intermediate and long-term future:

o Other than administrative, marketing sales and finance, the Leased Premises will be used for only a portion of Tenant's research and development ("R & D") activities and none of its manufacturing. These R & D activities will involve bench top modeling and testing that incorporates standard plastic and metal processing technologies. These are accomplished using hand tools or small mechanized or powered tools that generally use little power and the process generates little or no heat or noise and no volatile, toxic or detectable fumes.

o Tenant plans to establish a separate manufacturing capability in the Leased Premises. This will resemble closely the present manufacturing area of the Paris facility. It will be limited to an area of approximately 500 square feet. This is a highly conditioned "clean room" environment but contains little equipment or mechanized tooling. The operations are simple chemical operations involving the use of several of the raw material and processing components used to manufacture the present product.

o Tenant will engage in development of complementary products and technologies that may include other "particle technologies" that incorporate other materials or combinations of materials. This will involve some light chemical, mechanical and/or thermal forming processes. This will require an expansion of the manufacturing area to a total of approximately 1,000 square feet.

o Almost all of the components used to produce Tenant's product are inherently non-toxic or non-hazardous. All handling and disposal will be done in accordance with all pertinent local, state or federal regulatory standards in effect at the time.

o All operations conducted in the Leased Premises will be conducted using equipment and materials which use little power and generate little or no heat or noise and no volatile, toxic or detectable fumes.

o In the event Tenant proposes to enter into a sublease or assignment of this Lease, Landlord shall have the absolute right to withhold its consent to any subtenant or assignee which proposes to conduct manufacturing and research and development activities in the Leased Premises, unless such assignee is a Successor conducting operations substantially identical to those conducted by Tenant.

Such activities will be considered within the Use of the Leased Premises if they otherwise comply with the terms of this lease, including without limitation the following:

o All activities, processes, transportation and handling of materials and waste are in strict conformance with all environmental, zoning, OSHA, and other applicable laws, orders, and conditions, and Tenant provides reasonably satisfactory proof of such conformance to Landlord promptly upon request.

o None of such uses require utility, HVAC, floor loading or other physical parameters materially beyond those customary in office uses and provided in the Building.

o Activities associated with the use shall not be more intrusive, disruptive or materially more demanding of the Property or the Building beyond the Leased Premises including, without limitation, use of the loading dock and other delivery areas.

o Such uses will be limited to areas within the Leased Premises reasonably acceptable to Landlord, with recognition that the Building shall operate as a first class office building, and such uses should be as inapparent as possible outside the Leased Premises.

o Tenant's use shall not materially adversely impact other tenants, the operation or facilities of the Property, or the compliance with any law, order or condition.

                                   SCHEDULE A

                        LANDLORD'S INITIAL CONSTRUCTION


I. (1) Landlord and Tenant have agreed upon a schematic plan (the "Schematic Plan") for construction of Landlord's Initial Construction a copy of which is attached hereto as Exhibit A-1. Landlord shall cause Landlord's Architect to complete and deliver to Tenant a plan ("Tenant's Plan") consistent with the Schematic Plan, for the construction of the Leased Premises to prepare for Tenant's occupancy. Tenant's Plan shall contain all details of Tenant's proposed improvements to the Leased Premises which are required to permit such construction by Landlord, including, without limitation, selections of wall coverings, selection of paint colors, selection of carpeting, door keying schedule, and the heat factor, if any, of all equipment intended to be used in, and the human load factor proposed for, each room or other area. Tenant's Plan shall also include as many requests for pricing of alternatives as Tenant wishes to consider prior to authorizing Landlord to commence the work pursuant to Paragraph III below. All of the improvements shown on Tenant's Plan as it is finally approved by Landlord and Tenant are hereinafter referred to as "Landlord's Initial Construction." Landlord shall allow Tenant and its agents and employees access to the Leased Premises at all reasonable times from and after the date hereof for the purpose of developing Tenant's Plan. Landlord agrees to reasonably cooperate with Tenant and Tenant's agents, employees and contractors during the development of Tenant's Plan. Tenant agrees that in order to prepare Tenant's Plan, Landlord's Architect will need the full cooperation of Tenant in making decisions with respect to such plan concerning colors, carpets and other details described above. Tenant shall approve or request modifications to Tenant's Plan within two (2) business days of receipt from Landlord's Architect. Tenant agrees to act promptly and within the schedule set forth by Landlord's Architect for the making of all decisions and approvals required.

      (2) Landlord has contracted with Landlord's Architect for all aspects of Tenant's Plan which constitute a Building Standard installation, and provided Tenant uses Landlord's Architect for the preparation of Tenant's Plan, that portion of the cost of preparation of Tenant's Plan related to a Building Standard installation shall be paid by Landlord provided that Tenant agrees to pay to Landlord's Architect promptly after receipt of statements therefore the cost of completing any part of Tenant's Plan as is not covered by the foregoing description. The foregoing is intended solely as a benefit to Tenant based upon Landlord's contractual relationship with Landlord's Architect, and Tenant shall have no obligation to utilize Landlord's Architect for the preparation of Tenant's Plan.

      (3) Tenant's Plan shall be subject to Landlord's approval, which Landlord agrees not to unreasonably withhold or delay. In this connection, any disapproval or withholding of approval of such Plan by Landlord shall not be deemed unreasonable if the work designated on such Plan (i) is not in accordance with the Building Standard or other standards adopted by Landlord consistent with the terms and conditions of this Lease and timely communicated to Tenant for construction in the Building, and with all applicable codes and governmental regulations, including, without limitation, the energy conservation provisions of the Massachusetts Building Code, (ii) will require the use of contractors of a type other than those normally engaged by Landlord in the construction of the Building without Landlord's prior approval, which shall not be unreasonably withheld or delayed,

(iii) will tend in Landlord's reasonable judgment to delay completion of Landlord's Initial Construction (as shown on such Plan) beyond the specified Commencement Date, (iv) is not practicable and consistent with existing physical conditions in the Building and the plans for the Building which have been filed with appropriate government authorities, (v) will materially impair Landlord's ability to perform any of Landlord's obligations under the Lease in the reasonable judgment of Landlord, (vi) will adversely affect any portion of the Building other than the Leased Premises or (vii) will exceed the capacity of the existing feeders or wiring installations serving the Leased Premises.

II. Upon Landlord's and Tenant's approval of Tenant's Plan in accordance with Paragraph I above, Landlord will promptly negotiate a proposal from a contractor acceptable to Landlord for Landlord's Initial Construction as shown on Tenant's Plan including such alternative pricing for any items included in Tenant's Plan which are beyond the scope of work agreed upon between Landlord and Tenant ("Alternates"). The prices for Alternates specified in Tenant's Plan submitted by all contractors shall be submitted to Tenant for review forthwith after receipt.

III. Tenant shall have two (2) business days in which to review such material concerning Alternates and to approve some alternative combination of work and the price therefor and to authorize Landlord to commence the work or to disapprove such work and pricing. The price submitted by the contractor for all of Landlord's Initial Construction which is in addition to work agreed herein to be paid for by Landlord (the "Extra Work"), including the price for any alternative combination of work selected by Tenant pursuant to the preceding sentence, is hereinafter referred to as "Landlord's Extra Work Price". Any failure by Tenant to authorize Landlord to perform any element of Landlord's Initial Construction including any alternative selected as aforesaid within two
(2) business days of submission to Tenant of the material referred to above shall be deemed a Tenant Delay within the meaning of subparagraph C of Paragraph V of this Schedule A.

IV. Landlord agrees to construct so much of Landlord's Initial Construction as constitutes a Building Standard installation as per Schedule A-2 (using quantities of Building Standard materials necessary to meet the requirements of Tenant's Plan) at Landlord's sole cost and expense. In addition, Landlord shall provide glass walls for two conference rooms.

In the event the cost of design and construction of Landlord's Initial Construction (not including Extra Work) exceeds $140,346, Tenant shall pay to Landlord the excess cost up to a maximum sum of $31,188 to be defined as "Tenant's Construction Contribution." Landlord shall be responsible for any costs in excess of $171,534.00 (not including Extra Work and costs resulting from Tenant Delays or revisions to Tenant's Plan).

Landlord will also construct Alternates selected by Tenant, the cost of which shall be borne by Tenant (Extra Work Price). Landlord shall bill all or a portion of the Extra Work Price and Tenant's Construction Contribution to Tenant as work progresses. Tenant shall pay all amounts due within ten (10) days.

V.    Completion of Landlord's Initial Construction.

      A. Landlord's Initial Construction shall be constructed in a good and workmanlike manner with reasonable diligence and in accordance with applicable laws and codes and Tenant's Plan and related specifications, and shall constitute a single non-recurring obligation on the part of Landlord. In the event this Lease is renewed or extended, for a further term by agreement or by operation of law, or if Tenant shall exercise any option to lease or add additional rentable area to the Leased Premises, Landlord's obligation to perform Landlord's Initial Construction shall not apply to any such renewal, extension or expansion.

      B. In accordance with Section 3 of the Lease, unless it occurs prior to the Specified Commencement Date, the date on which Substantial Completion of Landlord's Initial Construction in the Initial Occupancy Area occurs shall constitute the Commencement Date. "Substantial Completion" of Landlord's Initial Construction or words of similar import shall mean completion of Landlord's Initial Construction exclusive of punch list items, i.e., details of construction, mechanical adjustment and decoration, the completion of which will not materially interfere with Tenant's use and occupancy of the Leased Premises for its normal business purposes ("Punch List Items"), including issuance of a certificate of occupancy which allows Tenant to occupy the Leased Premises provided, however, that if such Substantial Completion has been delayed on account of a Tenant Delay (defined below), then Substantial Completion shall be deemed to have occurred on the date on which Landlord reasonably determined Substantial Completion would have occurred but for such Tenant Delay. At any reasonable time, after such Substantial Completion following reasonable advance notice to Tenant, Landlord may enter the Leased Premises to complete such Punch List Items. Landlord shall use reasonable diligence to complete such Punch List Items within 60 days thereafter unless such item remains incomplete due to lack of availability or for other reasons beyond Landlord's control and :Landlord is diligently pursuing the resolution of such item, and entry by Landlord, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from and of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

      C. In the event Substantial Completion of Landlord's Initial Construction shall be delayed by reason of Tenant's delays in supplying information, or timely submitting any other plans or specifications, or in supplying information, or in approving plans or specifications or estimates, or in giving authorizations including, without limitation, authorization to proceed with the work, or by reason of any changes by Tenant in any designations previously made by Tenant pursuant to this Schedule, or by reason of any other acts or omissions of Tenant, any such cause shall together with other acts referred to in subparagraph (d) of this Paragraph be referred to as "Tenant Delays".

      D. Landlord and Tenant shall cooperate to facilitate the installation of cabling, furniture and equipment during the period during which Landlord's Initial Construction is in process. Provided that Tenant and its employees, agents and contractors do not unreasonably interfere with Landlord's Initial Construction, Landlord shall allow Tenant access to the Leased Premises for such installations. Prior to Tenant's entry into the Leased Premises as permitted hereunder, Tenant shall submit a schedule to Landlord (and Landlord's contractor, if so requested by Landlord), for their reasonable approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold the Landlord harmless from and indemnify and protect and defend Landlord against any loss or damage to the Project or Leased Premises and against injury to any person caused by Tenant's actions as a result of such entry, to the extent such loss or damage is not covered by insurance carried or required to be carried under this Lease.

VI.   Alterations.

      No Alterations (as opposed to Landlord's Initial Construction) or installations of equipment or otherwise, whether or not constituting an Alteration, shall be made or performed by or on behalf of Tenant in the Leased Premises prior to the Commencement Date without the prior written approval of Landlord, which approval Landlord agrees not to unreasonably withhold or delay provided either (i) such work does not impose any additional burden on Landlord or Landlord's Contractor and does not materially interfere with or delay completion of Landlord's Initial Construction, in the reasonable judgment of Landlord, or (ii) Tenant agrees to reimburse Landlord for any reasonable cost of such additional burden and to treat any resulting delay in Substantial Completion of Landlord's Initial Construction as a Tenant Delay. Any such sums billed to Tenant in connection with Alterations for services provided by Landlord shall be payable by Tenant to Landlord, whether or not the Lease Term shall have commenced, within ten (10) days next following the rendition of a statement therefore by Landlord to Tenant.

VII.  Estoppel.

      After the Commencement Date, and within ten (10) days next following the request of Landlord, Tenant shall deliver to Landlord a written statement executed and acknowledged by Tenant, in form reasonably satisfactory to the holder of any mortgage of the Property, stating that (i) this Lease is then in full force and effect and has not been modified (or, if modified, setting forth the specific nature of all modifications), (ii) Tenant has accepted the Leased Premises as constructed (iii) the Lease Term has commenced, and (iv) the rent payable under this Lease is being paid by Tenant on a current basis with no offsets or counterclaims, or if such is not the case, stating the correct facts and any reasons therefore if applicable.

                                   SCHEDULE B
                                   ----------

                               1050 HINGHAM STREET
                                BUILDING STANDARD

Partitions:
New partitions within office space shall consist of 2 "" metal studs with 5/8" drywall on both sides. Partitions shall extend six inches above ceiling.

On multi-tenant floors, demising partitions between tenants shall be constructed as above but shall go to underside of floor above.

Doors and Frames:
3'0" x 7'0" solid core stain grade oak veneer doors with knock-down hollow metal frames.

Door hardware: 1 " pair butts and one building standard lever handle latch set with brushed steel finish per door.

Ceilings:
Suspended 2' x 4' texture patterned mineral fiber "second look" acoustical ceiling tile with exposed recessed grid.

Lighting:
Standard lighting is 2' x 4' fluorescent fixtures with parabolic reflectors.

Switches:
Single pole rocker-type light switches are provided for the purpose of controlling light fixtures.

Convenience Outlets:
The Landlord will provide Building Standard 120 volt duplex convenience outlets in partitions.

Telephone Outlets:
The Landlord will provide Building Standard telephone outlets. Outlets shall include pull string and plaster ring, ready to receive Teflon coated wire. Devices, plates, wiring and instrument by Tenant.

Wiring:
The Landlord will provide a 120/208 volt tenant panel with 100 amp. main.

Flooring:
The Landlord shall provide a selection of carpet and vinyl tile for Tenant's consideration. A 4" vinyl base will be utilized on all partitions.

Painting:
The Landlord shall provide painting for all partitions, columns and perimeter walls within the Tenant Space. Such painting shall consist of one (1) roller-applied primer coat and one (1) roller


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applied finish coat of latex eggshell. Paint colors shall be selected from the
Devoe standard range of colors. No color breaks, dados or special striping or design shall be provided by Landlord under this Section. The Landlord shall provide painting for all door frames within the Tenant Space. Such painting shall consist of two (2) coats of semi-gloss alkyd enamel. Paint colors shall be selected from the Devoe standard range of colors.

The Landlord shall provide finishing for building standard doors. Such finishing shall consist of staining and sealing to match the building standard finish.

The Landlord reserves the right to approve the color of all soffits at the exterior windows of the building, in accordance with samples approved by Landlord and Landlord's Architect, at their sole discretion.

Sprinklers:

Landlord will provide semi-recessed chrome sprinkler heads as required by Massachusetts State Building Codes.

Window Treatment:

The Landlord will provide Building Standard horizontal mini-blinds for all exterior windows.


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